UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2026

SELECTIS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 17th Street, Suite 2800, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(720) 680-0808

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed, on June 22, 2026, Selectis Health, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Black Pearl Equities II, LLC, a New York limited liability company (“Purchaser”), and Tortuga Acquisition Sub, Inc., a Utah corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”). Black Pearl Equities, LLC, a New York limited liability company (“Parent”), is the sole member of Purchaser.

Pursuant to the Merger Agreement, Parent, Purchaser and Merger Sub commenced a tender offer on July 13, 2026 (as amended and extended, the “Offer”) to purchase all issued and outstanding shares of the Company’s common stock, par value $0.05 per share (the “Shares”), at a price of $5.75 per Share in cash, without interest and subject to applicable withholding taxes (the “Offer Price”). The Offer expired at 5:00 p.m., New York City time, on August 31, 2026. As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2026 (the “Acceptance Form 8-K”), 2,789,027 Shares, representing approximately 90.93% of the Shares outstanding immediately prior to the expiration of the Offer, were validly tendered and not validly withdrawn, and Merger Sub accepted for payment all such Shares (the “Acceptance Time”).

On October 5, 2026 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Purchaser and an indirect wholly owned subsidiary of Parent. The Merger was effected without a vote or meeting of the Company’s stockholders pursuant to Section 16-10a-1104 of the Utah Revised Business Corporation Act (the “URBCA”), and became effective upon the filing of articles of merger with the Utah Division of Corporations and Commercial Code at 4:27 p.m., Mountain Time, on the Closing Date (the “Effective Time”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2026 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 2.03, 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in treasury or owned directly by the Company, any subsidiary of the Company, Purchaser or Merger Sub, and Shares held by stockholders who properly exercised and perfected appraisal rights under Part 13 of the URBCA) was cancelled and converted into the right to receive $5.75 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each outstanding and unexercised warrant to purchase Shares was automatically cancelled and converted into the right to receive, for each Share subject to the warrant, an amount in cash equal to the excess, if any, of the Merger Consideration over the applicable exercise price, without interest and subject to applicable withholding taxes, and any warrant with an exercise price equal to or greater than the Merger Consideration was cancelled without payment. Any other Company equity awards outstanding immediately prior to the Effective Time were treated in accordance with the terms of the Merger Agreement.

As previously reported in the Acceptance Form 8-K, the aggregate cash consideration payable in the Offer and the Merger is approximately $17,635,589, excluding amounts payable in respect of Company warrants and other equity awards, and the Offer Price, the Merger Consideration and related transaction fees and expenses were funded with the proceeds of the Term Loans (as defined below).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported under Item 1.01 of the Acceptance Form 8-K, on August 31, 2026, Purchaser and Merger Sub entered into a Credit Agreement (the “Credit Agreement”) with Milrose Capital, LLC (“Milrose”) and SCG Experts Corp. (together with Milrose, the “Lenders”), and Milrose, as collateral agent, pursuant to which the Lenders provided term loans in an aggregate principal amount of $18,226,250.00 (the “Term Loans”). Under the Credit Agreement, the Company becomes a borrower thereunder upon completion of the Merger.

Accordingly, at the Effective Time, the Company, as the surviving corporation in the Merger, became a borrower under the Credit Agreement and jointly and severally liable for the obligations of the borrowers thereunder, including the Term Loans. The Term Loans bear interest at a fixed rate of 5.0% per annum and mature on August 28, 2031. Commencing on September 1, 2027, principal and interest are payable in monthly installments. The obligations under the Credit Agreement are secured by a security interest in substantially all of the assets of the borrowers and certain of their subsidiaries, which, following the Effective Time, include the Company and its subsidiaries. In connection with the Merger, the Company and certain of its subsidiaries entered into a joinder agreement and related security documents dated as of the Closing Date.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, financial covenants, including a minimum portfolio actual debt service coverage ratio, and events of default, upon the occurrence of which the obligations under the Credit Agreement may be accelerated.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Acceptance Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of Shares immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration or, in the case of stockholders who properly exercised and perfected appraisal rights, the rights provided under Part 13 of the URBCA.

In accordance with Section 3.02(f) of the Merger Agreement, all outstanding shares of the Company’s Series A Convertible Preferred Stock and Series D Convertible Preferred Stock were redeemed at or prior to the Acceptance Time and ceased to be outstanding.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 2.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As previously reported in the Acceptance Form 8-K, a change in control of the Company occurred at the Acceptance Time. Upon completion of the Merger at the Effective Time, the Company became a wholly owned subsidiary of Purchaser and an indirect wholly owned subsidiary of Parent. At the Acceptance Time, Merger Sub held approximately 90.93% of the outstanding Shares, and following the Effective Time Purchaser holds 100% of the outstanding equity securities of the Company. The funds used to pay the Offer Price and the Merger Consideration were derived from the Term Loans, as described under Items 2.01 and 2.03.

As described under Item 1.01 of the Acceptance Form 8-K, in connection with the Credit Agreement, certain equity holders of the borrowers and their subsidiaries pledged the issued and outstanding equity interests in certain entities to secure the obligations under the Credit Agreement, including all of the issued and outstanding Shares of the Company held by Purchaser and the equity interests of Purchaser. Upon the occurrence of an event of default under the Credit Agreement, the collateral agent may exercise remedies with respect to the pledged equity interests, which could result in a further change in control of the Company. Other than as described in this paragraph, to the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company or of Purchaser or Parent, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with Section 2.10 of the Merger Agreement, at the Effective Time, each of Clifford L. Neuman, Kent J. Lund, and Richard Huebner ceased to serve as a member of the Board of Directors of the Company (the “Board”) and of any committee of the Board, and Krystal Eckhart ceased to serve as Interim Chief Financial Officer of the Company. These departures were in connection with the Merger and were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In accordance with Section 2.10 of the Merger Agreement, at the Effective Time, Abraham Schwartz and Zalman Schapiro, being the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company, and Abraham Schwartz and Zalman Schapiro, being the officers of Merger Sub immediately prior to the Effective Time, became the officers of the Company.

Biographical information regarding Messrs. Schwartz and Schapiro, including their business experience during the past five years, is set forth in Section 8 of “The Tender Offer” in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Schedule TO filed on July 13, 2026, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with Section 2.09 of the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and restated in their entirety as set forth in the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 hereto. At the Effective Time, and as provided in Section 2.09 of the Merger Agreement, the bylaws of the Company were amended and restated in their entirety to conform to the bylaws of Merger Sub. Copies of the amended and restated articles of incorporation and the amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the completion of the Merger, the Company notified FINRA of the Merger, and the Shares will no longer be quoted on the OTCQB market. The Company intends to file with the SEC a certification and notice on Form 15 to terminate the registration of the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Prior to filing the Form 15, the Company filed a post-effective amendment to its Registration Statement on Form S-8 (File No. 333-40689) to deregister all securities remaining unsold thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 22, 2026, by and among Black Pearl Equities II, LLC, Tortuga Acquisition Sub, Inc. and Selectis Health, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Selectis Health, Inc. with the SEC on June 24, 2026).
3.1	Amended and Restated Articles of Incorporation of Selectis Health, Inc.
3.2	Amended and Restated Bylaws of Selectis Health, Inc.
10.1	Credit Agreement, dated as of August 31, 2026, among Selectis Health, Inc., Black Pearl Equities II, LLC, Tortuga Acquisition Sub, Inc., the other borrowers party thereto, Milrose Capital, LLC and SCG Experts Corp., as lenders, and Milrose Capital, LLC, as collateral agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Selectis Health, Inc. with the SEC on September 9, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIS HEALTH, INC.

By:	/s/ Abraham Schwartz
Name:	Abraham Schwartz
Title:	Chief Executive Officer
Date:	October 7, 2026